EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based upon and should be read in conjunction with historical consolidated financial statements and related notes of Pinnacle Entertainment, Inc. (“Pinnacle” or the “Company”).

The unaudited pro forma condensed consolidated balance sheet of Pinnacle as of September 30, 2006 and statements of operations for the nine months ended September 30, 2006 and for the year ended December 31, 2005, give effect to the disposition of certain Pinnacle assets held for sale as a result of discontinued operations of the Casino Magic Biloxi site and certain related assets as if the sale occurred, for balance sheet purposes, on September 30, 2006 and, for statements of operations purposes, on January 1, 2005.

In May 2006, Pinnacle executed an agreement to sell its Casino Magic Biloxi site and certain related assets in Biloxi, Mississippi. In accordance with the Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), such assets were classified as “held for sale,” with the results of operations for Casino Magic Biloxi reflected as discontinued operations in Pinnacle’s Quarterly Report on Form 10-Q for the period ended June 30, 2006.

The results of operations of Casino Magic Biloxi were classified as a discontinued operation in the unaudited consolidated financial statements and notes thereto included in Pinnacle’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2006 in accordance with SFAS No. 144. As such, there are no pro forma adjustments to continuing operations necessary to reflect the Company’s sale of Casino Magic Biloxi for the nine months ended September 30, 2006.

However, as the agreement to sell Casino Magic Biloxi was not executed until May 2006, its results of operations were not classified as discontinued operations in the audited historical consolidated financial statements and notes thereto included in Pinnacle’s Annual Report on Form 10-K for the year ended December 31, 2005. As such, pro forma adjustments to continuing operations for the year ended December 31, 2005 are required to reflect the sale of Casino Magic Biloxi.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information, estimates and assumptions that are deemed appropriate by Pinnacle’s management. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have been reported had such transaction actually occurred on the dates specified, nor are they indicative of our future results of operations or financial condition. The unaudited pro forma condensed consolidated financial statements are based on and should be read in conjunction with, and are qualified in its entirety by, the historical consolidated financial statements and notes thereto of Pinnacle.

The unaudited pro forma condensed consolidated financial statements of Pinnacle are prepared in accordance with Article 11 of Regulation S-X.

PINNACLE ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2006

(in thousands, except share data)

	Pinnacle Historical (Note 1)	Biloxi Adjustments (Note 2)		Pinnacle Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$302,241	$45,649	(a)	$347,890
Accounts receivable, net of allowance for doubtful accounts of $3,116	18,939			18,939
Inventories	6,376			6,376
Prepaid expenses and other assets	17,815	(990	)(a)	16,825
Income tax receivable	4,719			4,719
Deferred income taxes	6,573			6,573

Total current assets	356,663	44,659		401,322
Restricted cash	5,695			5,695
Property and equipment, net	917,934			917,934
Other long-term assets	216,213			216,213
Assets held for sale	45,000	(45,000	)(b)	0

	$1,541,505	$(341)		$1,541,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$32,396			$32,396
Accrued liabilities	113,199	(218	)(c)	112,981
Current portion of long-term debt	146			146

Total current liabilities	145,741	(218)		145,523
Long-term debt, less current portion	637,241			637,241
Other long-term liabilities	15,944			15,944
Deferred income taxes	47,261			47,261
Stockholders’ Equity:
Common stock—$0.10 par value, 48,060,242 shares outstanding, net of treasury shares	5,007			5,007
Additional paid in capital	621,378			621,378
Retained earnings	101,076	(123	)(e)	100,953
Accumulated other comprehensive loss	(12,053)			(12,053)
Treasury stock, at cost	(20,090)			(20,090)

Total stockholders’ equity	695,318	(123)		695,195

	$1,541,505	$(341)		$1,541,164

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PINNACLE ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2006

(in thousands, except per share data)

	Pinnacle Historical (Note 1)	Biloxi Adjustments (Note 2)	Pinnacle Pro Forma
Revenues:
Gaming	$599,043		$599,043
Food and beverage	34,973		34,973
Truck stop and service station	23,643		23,643
Hotel and recreational vehicle park	23,884		23,884
Other operating income	18,156		18,156

	699,699	—	699,699

Expenses and other costs:
Gaming	333,702		333,702
Food and beverage	32,966		32,966
Truck stop and service station	22,360		22,360
Hotel and recreational vehicle park	11,126		11,126
General and administrative	127,813		127,813
Depreciation and amortization	50,710		50,710
Other operating expenses	7,639		7,639
Pre-opening and development costs	18,003		18,003

	604,319	—	604,319

Operating income	95,380	—	95,380
Merger termination proceeds, net of expenses	44,821		44,821
Other non-operating income	11,519		11,519
Interest expense, net of capitalized interest	(40,740)		(40,740)

Income from continuing operations before income taxes	110,980	—	110,980
Income tax expense	(44,272)		(44,272)

Income from continuing operations	$66,708	$—	$66,708

Income from continuing operations per common share-basic	$1.40		$1.40

Income from continuing operations per common share-diluted	$1.36		$1.36

Number of shares—basic	47,464		47,464
Number of shares—diluted	49,033		49,033

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PINNACLE ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2005

(in thousands, except per share data)

	Pinnacle Historical (Note 1)	Biloxi Adjustments (Note 2)		Pinnacle Pro Forma
Revenues:
Gaming	$616,561	$(50,281	)(d)	$566,280
Food and beverage	40,116	(2,903	)(d)	37,213
Truck stop and service station	28,397			28,397
Hotel and recreational vehicle park	24,521	(3,110	)(d)	21,411
Other operating income	16,305	(1,143	)(d)	15,162

	725,900	(57,437)		668,463

Expenses and other costs:
Gaming	368,475	(29,517	)(d)	338,958
Food and beverage	39,629	(3,100	)(d)	36,529
Truck stop and service station	26,800			26,800
Hotel and recreational vehicle park	12,267	(1,493	)(d)	10,774
General and administrative	139,430	(12,549	)(d)	126,881
Depreciation and amortization	61,171	(5,486	)(d)	55,685
Other operating expenses	11,287	(328	)(d)	10,959
Pre-opening and development costs	29,608			29,608

	688,667	(52,473)		636,194

Operating income	37,233	(4,964)		32,269
Interest income	3,668			3,668
Interest expense, net of capitalized interest	(49,535)			(49,535)
Loss on early extinguishment of debt	(3,752)			(3,752)

Loss from continuing operations before income taxes	(12,386)	(4,964)		(17,350)
Income tax benefit	15,975	1,315	(d)	17,290

Income (loss) from continuing operations	$3,589	$(3,649)		$(60)

Income (loss) from continuing operations per common share-basic	$0.09			$0.00

Income (loss) from continuing operations per common share-diluted	$0.08			$0.00

Number of shares—basic	40,703			40,703
Number of shares—diluted	42,951			40,703

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – Pinnacle Basis of Presentation

Historical financial information for Pinnacle as of and for the nine months ended September 30, 2006 has been derived from unaudited historical consolidated financial statements included in Pinnacle’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2006. Historical financial information for the year ended December 31, 2005 has been derived from audited historical consolidated financial statements included in Pinnacle’s 2005 Annual Report on Form 10-K.

Note 2 – Pro Forma Adjustments – Disposition of Assets

Pro forma adjustments related to the disposition of certain Pinnacle assets held for sale as a result of discontinued operations of the Casino Magic Biloxi.

(a)	Represents gross cash proceeds of $45.6 million from the sale of the Casino Magic Biloxi site and certain related assets. This amount includes the sales price of $45.0 million and approximately $1.0 million reimbursement for prepaid rents which was offset by approximately $0.3 million for property taxes which had been previously accrued.

(b)	Adjustment to reflect decrease in assets held for sale with a book value of approximately $45.0 million, comprised of the Casino Magic Biloxi real estate and certain related assets. The physical property sold was severely damaged by Hurricane Katrina in August 2005 and the casino has been closed since that time. Pinnacle retained the insurance claims relating to such damage.

(c)	Adjustment to reflect an increase in accrued liabilities for related estimated professional fees for the sale of Casino Magic Biloxi of $200,000 net of related tax benefit. This amount also includes an approximate $335,000 reduction in accrued property taxes.

(d)	Adjustment to reflect the reclass of Biloxi operations for the year ended December 31, 2005 to discontinued operations. Biloxi was included as discontinued operations in Pinnacle’s Quarterly Report on Form 10-Q for the period ended June 30, 2006.

(e)	Adjustment to reflect the loss on the sale of Casino Magic Biloxi site and certain related assets, net of the related tax benefit (see Note 3).

Note 3 – Calculation of loss on the sale of Casino Magic Biloxi site and certain related assets

Below is a calculation of the estimated pro forma loss on the sale of the Casino Magic Biloxi site and certain related assets. The pro forma loss includes an adjustment to reflect estimated professional fees of $200,000 and closing costs of $6,000. The $206,000 is net of the related tax benefit. The estimated pro forma net loss is included in discontinued operations.

(in thousands)
Cash proceeds (a)	$45,649

Basis in sold assets (b)	45,649
Estimated professional fees and closing costs	(206)

Estimated pro forma loss on sale of assets before income taxes	(206)
Income tax benefit	83

Estimated pro forma net loss	$(123)